UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Revocation Solicitation Statement Pursuant to
Section 14(a) of the
Securities Exchange Act of 1934

☒ Filed by the Registrant
☐ Filed by a Party other than the Registrant

Check the appropriate box:

☒ Revised Preliminary Revocation Solicitation Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Revocation Solicitation Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12
PICO HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Copies to:

Jason L. Kent, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121-1909 (858) 550-6044	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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REVISED PRELIMINARY REVOCATION SOLICITATION STATEMENT
SUBJECT TO COMPLETION DATED FEBRUARY 16, 2016

PICO HOLDINGS, INC.
7979 Ivanhoe Avenue, Suite 300
La Jolla, California 92037
February 16, 2016
Dear Shareholder:

As you may be aware, Leder Holdings, LLC, a Delaware limited liability company, and other affiliated entities controlled by Sean M. Leder (collectively, “Leder”) are soliciting shareholder consents to call a special meeting of the shareholders of PICO Holdings, Inc., a California corporation (“PICO” or the “Company”), to, among other things, remove five (5) of PICO’s seven (7) current directors and replace them with Mr. Leder’s handpicked nominees. Mr. Leder has yet to identify any of the individuals he would seek to nominate to the PICO Board or any of the qualifications, experiences or competencies that he believes are missing from the current PICO Board and only indicates that such nominees will likely include himself, who, to the best of our knowledge, has only served on one public company’s board of directors. Nor has Mr. Leder indicated how he himself has any experience whatsoever in any of the businesses PICO is involved in such as the development and management of water assets, particularly in the southwestern United States, and large scale production homebuilding. Further, Mr. Leder has not indicated what experiences he would bring to PICO relevant to its current business plan and its current portfolio of assets that contemplates, as assets are monetized, PICO would return capital back to shareholders through stock repurchases or through other means such as special dividends. Mr. Leder and his affiliates are relatively new investors in PICO. According to the revised preliminary consent solicitation statement that Leder filed with the United States Securities and Exchange Commission, Leder acquired its first shares in PICO on March 16, 2015, and, as of February 9, 2016, claims to hold 270,899 shares of PICO’s common stock, $0.001 par value per share (the “Common Stock”), which represents approximately just 1.18% of PICO’s shares of issued and outstanding Common Stock.

This is not the first time that Mr. Leder has participated in a solicitation of shareholders aimed at replacing more than a majority of the members of a board of directors of a California-based publicly-traded corporation. In June 2013, Mr. Leder, together with Steven N. Bronson, participated in a proxy contest against Qualstar Corporation, a California corporation (“Qualstar”), seeking to replace the entire membership of the Qualstar Board of Directors with Mr. Bronson’s handpicked nominees. As a result of the proxy contest waged by Messrs. Bronson and Leder, a new board of directors, which included Mr. Leder as a member of the board, was placed in control of Qualstar in June 2013. More than two and a half years later, Qualstar’s stock has lost approximately 59% of its value and, notwithstanding this substantial destruction of shareholder value that has occurred during Mr. Leder’s tenure as a member of the Qualstar Board of Directors, Mr. Leder continues to occupy a seat on the Qualstar Board of Directors, which, to the best of our knowledge, is his only directorship at a publicly-traded entity. Following the proxy contest at Qualstar, the new board of directors that was in control of Qualstar replaced most of Qualstar’s executive management team in relatively quick order and Mr. Bronson was eventually named Chief Executive Officer and today, in addition to serving as Chief Executive Officer of Qualstar, Mr. Bronson beneficially owns over 27% of Qualstar’s common stock. We strongly believe that allowing Mr. Leder to call a special meeting is not in the best interests of PICO or its shareholders at this time and we question whether Mr. Leder’s special meeting demand is aimed at facilitating his ability to replicate at PICO what Mr. Leder and Mr. Bronson have done at Qualstar.

We also believe that the special meeting being sought by Mr. Leder is an unsatisfactory alternative to direct, ongoing engagement between PICO and its shareholders regarding PICO’s strategic direction and other matters of interest to shareholders. We believe that shareholders should be fully aware of their right and ability to express their views to PICO directly rather than by means of a special meeting. PICO strives to maintain constructive, ongoing communications with all of its shareholders and welcomes and values their input. In that regard, over the past few months, members of PICO’s Board and management team have had the chance to seek input from many of our shareholders with respect to various issues of interest to shareholders. We have taken bold and concrete actions to be responsive to the input we have received from our shareholders. Since January 2016, we have replaced three (3) former directors of PICO, each of whom chose to step down from the PICO Board, with three (3) new, highly-qualified and very experienced independent directors - Howard Brod Brownstein, Raymond V. Marino II and Eric Speron, that we believe expand the depth and breadth of the PICO Board and improve its ability to serve the best interests of shareholders. Both Mr. Marino and Mr. Speron were recommended to PICO by institutional shareholders. With the appointment of Messrs. Brownstein, Marino and Speron, the PICO Board is now composed of seven (7) highly-qualified and experienced directors, three (3) of whom have joined the PICO Board since the beginning of 2016 and six (6) of whom are non-employee directors, and boasts a broad and diverse set of skills and experiences.

As further detailed in the enclosed statement, we believe that shareholders should make the important decision on whether to demand a special meeting based on full information and a clear understanding of who it is that is seeking to call the special meeting and the reasons therefor as well as the risks and benefits of calling such a meeting.

If you have already submitted a white written request card to Mr. Leder supporting the call of a special meeting, you can revoke such consent by submitting the accompanying BLUE revocation card to PICO. Even if you have not submitted a white written request card to Mr. Leder, you may nevertheless communicate that you do not believe a special meeting is necessary or express your opposition to calling a special meeting by submitting the accompanying BLUE revocation card to PICO.

Regardless of the number of shares of Common Stock of PICO that you own, your views are very important. Thank you for your consideration.

Sincerely yours,
John R. Hart
President and Chief Executive Officer

If you have questions or need assistance revoking your written request for your shares, please contact our agent:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

REVISED PRELIMINARY REVOCATION SOLICITATION STATEMENT
SUBJECT TO COMPLETION DATED FEBRUARY 16, 2016

PICO HOLDINGS, INC.

REVOCATION SOLICITATION STATEMENT
OF PICO HOLDINGS, INC.
IN RESPONSE TO A SOLICITATION
OF WRITTEN REQUESTS FOR A SPECIAL MEETING
BY LEDER HOLDINGS, LLC

February [●], 2016

This Revocation Solicitation Statement (this “Revocation Solicitation Statement”) and the accompanying BLUE Revocation Card (the “BLUE Revocation Card”) are being furnished by PICO Holdings, Inc., a California corporation (the “Company” or “PICO”), to the holders of outstanding shares of PICO’s common stock, $0.001 par value per share (the “Common Stock”), in connection with the solicitation of written request cards (the “Written Requests”) by Sean M. Leder, Leder Holdings, LLC and certain affiliated entities and persons (collectively, “Leder”). This Revocation Solicitation Statement and the enclosed BLUE Revocation Card are first being mailed to shareholders on or about February [●], 2016.

As you may be aware, rather than raising its proposals at the next annual meeting of shareholders or ever discussing them with PICO’s Board of Directors or management prior to the time that it filed its preliminary consent solicitation statement with the United States Securities and Exchange Commission on January 27, 2016, Leder is soliciting Written Requests from shareholders to demand a special meeting of PICO’s shareholders (the “Leder Solicitation”) to consider its proposals, all of which relate to facilitating its ability to replace more than a majority of the members of the PICO Board with its handpicked nominees. Mr. Leder has yet to identify any of the individuals he would seek to nominate to the PICO Board or any of the qualifications, experiences or competencies that he believes are missing from the current PICO Board and only indicates that such nominees will likely include himself, who, to the best of our knowledge, has only served on one public company’s board of directors. Nor has Mr. Leder indicated how he himself has any experience whatsoever in any of the businesses PICO is involved in such as the development and management of water assets, particularly in the southwestern United States, and large scale production homebuilding. Further, Mr. Leder has not indicated what experiences he would bring to PICO relevant to its current business plan and its current portfolio of assets that contemplates, as assets are monetized, PICO would return capital back to shareholders through stock repurchases or through other means such as special dividends.

This is not the first time that Mr. Leder has participated in a solicitation of shareholders aimed at ultimately replacing more than a majority of the members of a board of directors of a California-based publicly-traded corporation. In June 2013, Mr. Leder, together with Steven N. Bronson, participated in a proxy contest against Qualstar Corporation, a California corporation (“Qualstar”), seeking to replace the entire membership of the Qualstar Board of Directors with Mr. Bronson’s handpicked nominees. As a result of the proxy contest waged by Messrs. Bronson and Leder, a new board of directors, which included Mr. Leder as a member, was placed in control of Qualstar in June 2013. More than two and a half years later, Qualstar’s stock has lost approximately 59% of its value and, notwithstanding this substantial destruction of shareholder value that has occurred during Mr. Leder’s tenure as a member of the Qualstar Board of Directors, Mr. Leder continues to occupy a seat on the Qualstar Board of Directors, which, to the best of our knowledge, is his only directorship at a publicly-traded entity. Following the proxy contest at Qualstar, the new board of directors that was placed in control of Qualstar replaced most of Qualstar’s executive management team in relatively quick order and Mr. Bronson was eventually named Chief Executive Officer of Qualstar, and today, in addition to serving as Chief Executive Officer of Qualstar, Mr. Bronson beneficially owns over 27% of Qualstar’s stock. We strongly believe that allowing Mr. Leder to call a special meeting is not in the best interests of PICO or its shareholders at this time and we question whether Mr. Leder’s special meeting demand is aimed at facilitating his ability, by causing more than a majority of the members of the PICO Board to be replaced with his handpicked nominees, to ultimately replicate at PICO what Mr. Leder and Mr. Bronson did at Qualstar.

At the proposed special meeting, Leder has indicated in its revised preliminary consent solicitation statement that it intends to submit for shareholder approval the following proposals which, if approved, would facilitate Leder’s ability to replace more than a majority of the members of the PICO Board with its handpicked nominees, none of which (other than Mr. Leder) has been publicly identified by Leder:

Proposal 1: to amend PICO’s Amended and Restated Bylaws (the “Bylaws”) to allow for the election of directors at a special meeting of shareholders without the prior authorization of the Board of Directors;

Proposal 2: if Proposal 1 prevails, to remove five (5) of PICO’s seven (7) current directors; and

Proposal 3: if Proposals 1 and 2 prevail, to elect directors to fill the vacancies on the Board created by the removal of directors under Proposal 2.

Under the California Corporations Code and PICO’s Bylaws, holders of shares of PICO’s Common Stock entitled to cast not less than ten percent (10%) of the votes at a special meeting are entitled to call a special meeting, subject to certain requirements set forth in Article II of the Bylaws. Each share of Common Stock is entitled to one vote. As of February [●], 2016, there were [●] outstanding shares of Common Stock. Based on the number of shares outstanding on February [●], 2016, in order to request the special meeting in accordance with PICO’s Bylaws and the California Corporations Code, Leder would need to deliver to PICO executed and unrevoked Written Requests from the holders of approximately [●] shares of Common Stock, including the 270,899 shares purported to be owned by Leder (as of February [●], 2016). The actual number of shares of our Common Stock for which executed and unrevoked Written Requests will need to be received in order to request a special meeting will depend on the number of shares that are outstanding on the record date for the calling of a special meeting, which date will depend on when the first valid consent is received by PICO.

As of February [●], 2016, the directors and executive officers of PICO collectively own [●] shares of Common Stock, representing approximately [●] of the outstanding shares of Common Stock. None of PICO’s directors or executive officers intends to deliver any Written Request with respect to any of their shares.

For additional information regarding the mechanics of the consent solicitation, see “The Special Meeting Request Procedure-Effectiveness of Written Requests.”

WE STRONGLY URGE SHAREHOLDERS TO COMMUNICATE THEIR VIEWS DIRECTLY TO PICO AND CONSIDER CAREFULLY THE RISKS, COSTS AND ALTERNATIVES TO A SPECIAL MEETING WHEN DETERMINING WHETHER TO SUPPORT THE LEDER SOLICITATION, INCLUDING, BUT NOT LIMITED TO, MR. LEDER’S FAILURE TO DATE TO IDENTIFY ANY OF THE NOMINEES (OTHER THAN HIMSELF) THAT HE IS CONSIDERING NOMINATING TO REPLACE MORE THAN A MAJORITY OF THE MEMBERS OF THE PICO BOARD, MR. LEDER’S FAILURE TO IDENTIFY ANY OF THE QUALIFICATIONS, EXPERIENCES OR COMPETENCIES THAT HE BELIEVES ARE MISSING FROM THE CURRENT PICO BOARD, MR. LEDER’S LACK OF EXPERIENCE IN ANY OF THE BUSINESSES PICO IS INVOLVED IN SUCH AS THE DEVELOPMENT AND MANAGEMENT OF WATER ASSETS, PARTICULARLY IN THE SOUTHWESTERN UNITED STATES, AND LARGE SCALE PRODUCTION HOMEBUILDING, MR. LEDER’S FAILURE TO INDICATE WHAT EXPERIENCES HE WOULD BRING TO PICO RELEVANT TO ITS CURRENT BUSINESS PLAN AND ITS CURRENT PORTFOLIO OF ASSETS THAT CONTEMPLATES, AS ASSETS ARE MONETIZED, PICO WOULD RETURN CAPITAL BACK TO SHAREHOLDERS THROUGH STOCK REPURCHASES OR THROUGH OTHER MEANS SUCH AS SPECIAL DIVIDENDS, AND MR. LEDER’S PAST RECORD OF PARTICIPATING IN A PROXY CONTEST TO REPLACE THE ENTIRE MEMBERSHIP OF THE BOARD OF DIRECTORS OF QUALSTAR CORPORATION AND THE SUBSEQUENT HISTORY RELATING THERETO INCLUDING THAT MORE THAN TWO AND A HALF YEARS AFTER A NEW BOARD, WHICH INCLUDED MR. LEDER AS A MEMBER (TO THE BEST OF OUR KNOWLEDGE HIS ONLY PUBLIC COMPANY DIRECTORSHIP TO DATE),WAS PLACED IN CONTROL OF QUALSTAR AS A RESULT OF SUCH PROXY CONTEST, QUALSTAR’S STOCK HAS LOST APPROXIMATELY 59% OF ITS VALUE.

WE STRONGLY URGE YOU NOT TO SIGN ANY WHITE WRITTEN REQUEST CARD SENT TO YOU BY LEDER. WHETHER OR NOT YOU HAVE PREVIOUSLY EXECUTED LEDER’S WHITE WRITTEN REQUEST CARD, YOU MAY ELECT AGAINST THE CALLING OF A SPECIAL MEETING IF YOU SIGN, DATE AND DELIVER THE ENCLOSED BLUE REVOCATION CARD USING THE ENCLOSED PRE-PAID ENVELOPE.

In accordance with California law, the close of business on [●], 2016 is the record date (the “Record Date”) for the determination of PICO’s shareholders who are entitled to execute, withhold or revoke Written Requests relating to the Leder Solicitation. Only shareholders of record as of the Record Date may execute, withhold or revoke Written Requests with respect to the Leder Solicitation.

If you have questions or need assistance revoking your written request for your shares, please contact our agent:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

i

QUESTIONS AND ANSWERS ABOUT THIS REVOCATION SOLICITATION STATEMENT

Who is Leder?

For purposes of this Revocation Solicitation Statement, Leder refers collectively to Sean M. Leder, Leder Holdings, LLC and certain affiliated entities and persons.

Why am I receiving this Revocation Solicitation Statement?

Leder, who according to the revised preliminary consent solicitation statement that Leder filed with the United States Securities and Exchange Commission (the “SEC”) first became a shareholder of PICO on March 16, 2015 and owns approximately just 1.18% of PICO’s Common Stock, is soliciting Written Requests for the purpose of calling a special meeting of shareholders of PICO in order to submit for shareholder approval the following proposals which, if approved, would facilitate Leder’s ability to replace more than a majority of the members of PICO’s Board with its handpicked nominees, none of whom (other than Mr. Leder) have been publicly disclosed by Leder:

Proposal 1: to amend PICO’s Bylaws to allow for the election of directors at a special meeting of shareholders without the prior authorization of the Board of Directors;

Proposal 2: if Proposal 1 prevails, to remove five (5) of PICO’s seven (7) current directors; and

Proposal 3: if Proposals 1 and 2 prevail, to elect directors to fill the vacancies on the Board created by the removal of directors under Proposal 2.

You are receiving this Revocation Solicitation Statement as a shareholder of PICO. As further described below, you should sign, date and deliver the enclosed BLUE Revocation Card, by mail in the event you desire to:

1.	revoke any Written Request that you may have delivered or caused to be delivered to Leder to request that PICO call a special meeting; or

2.	communicate that you do not believe a special meeting is necessary or express your opposition to a special meeting, even if you have not already submitted a Written Request to Leder.

Who is making this solicitation?

The Board of Directors of PICO Holdings, Inc. is making this solicitation.

Should I oppose Leder’s efforts to call a special meeting?

Yes. We strongly urge you NOT to sign any white Written Request card sent to you by Leder.

We believe there are certain risks and costs, outlined in further detail below, associated with calling a special meeting that shareholders should be aware of before making the decision whether to consent to the Leder Solicitation, including, but not limited to, furthering Leder’s objective of replacing more than a majority of the members of PICO’s Board with its handpicked nominees, none of whom (other than Mr. Leder) have been disclosed by Leder, Mr. Leder’s lack of experience in any of the businesses PICO is involved in such as the development and management of water assets, particularly in the southwestern United States, and large scale production homebuilding, Mr. Leder’s failure to indicate what experiences he would bring to PICO relevant to its current business plan and its current portfolio of assets that contemplates, as assets are monetized, PICO would return capital back to shareholders through stock repurchases or through other means such as special dividends, and Mr. Leder’s past record of participating in a proxy contest against Qualstar Corporation seeking to replace the entire membership of the Qualstar Board of Directors with nominees handpicked by Mr. Leder’s fellow proxy contest participant, Steven N. Bronson, and the subsequent history relating thereto, including that more than two and a half years after a new board of directors, which included Mr. Leder as a member of such board, was placed in control of Qualstar as a result of such proxy contest, Qualstar’s stock has lost approximately 59% of its value. Notwithstanding this substantial destruction of shareholder value that has occurred at Qualstar during Mr. Leder’s tenure as a member of the Qualstar Board of Directors, Mr. Leder continues to occupy a seat on the Qualstar Board of Directors, which, to the best of our knowledge, is his only directorship at a publicly-traded entity. Following the proxy contest at Qualstar, the new board that was placed in control of Qualstar replaced most of Qualstar’s executive management team in relatively quick order and Mr. Bronson was eventually named Chief Executive Officer of Qualstar and today, in addition to serving as Chief Executive Officer of Qualstar, Mr. Bronson beneficially owns over 27% of Qualstar’s common stock. We strongly believe that allowing Mr. Leder to call a special meeting is not in the best interests of PICO or its shareholders at this time and we question whether Mr. Leder’s special meeting demand is aimed at facilitating his ability, by causing more than a majority of the members of the PICO Board to be replaced with his handpicked nominees, to ultimately replicate at PICO what Mr. Leder and Mr. Bronson did at Qualstar.

We also believe that the special meeting being sought by Leder is an unsatisfactory alternative to direct, ongoing engagement between PICO and its shareholders regarding PICO’s strategic direction and other matters of interest to shareholders. We believe that shareholders should be fully aware of their right and ability to express their views to PICO directly rather than by means of a special meeting. It is regrettable that, prior to filing its preliminary consent solicitation statement with the SEC on January 27, 2016, Leder elected not to engage with PICO’s Board of Directors or its management team regarding any of the proposals that Leder is seeking to bring before the special meeting of shareholders that it is seeking to have called.

PICO strives to maintain constructive, ongoing communications with all of its shareholders and welcomes and values their input. We believe we have taken bold and concrete actions to be responsive to the input we have received from our shareholders and PICO’s engagement with shareholders is continuing. In 2015, one of our largest shareholders asked that we bring before our 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”) an advisory, non-binding proposal to declassify the PICO Board. The PICO Board chose not to support or oppose the proposal and made no voting recommendation to shareholders. Instead, the PICO Board chose to use the proposal as an opportunity for shareholders to express their views on this subject without being influenced by any recommendation the PICO Board might make. While such proposal was approved by PICO’s shareholders at the 2015 Annual Meeting, such approval did not, by itself, eliminate the classified structure of the PICO Board. In order to eliminate the classified board, California law requires that the PICO Board and the holders of more than 50% of PICO’s outstanding stock approve an amendment to PICO’s Articles of Incorporation. In response to the input that the PICO Board received on the issue of board declassification at the 2015 Annual Meeting, the PICO Board intends to bring before the 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”) a binding proposal to amend PICO’s Articles of Incorporation which, if approved, would eliminate the classified structure of the PICO Board. In addition, over the past few months, members of PICO’s Board and management team have had the chance to seek input from many of our shareholders with respect to various issues of interest to shareholders. PICO’s current strategic direction which contemplates that, as assets are monetized, we would return capital back to shareholders through stock repurchases or through other means such as special dividends, was developed with the input of our shareholders. Since January 2016, we have replaced three (3) former directors of PICO, each of whom chose to step down from the PICO Board, with three (3) new, highly-qualified and very experienced independent directors - Howard Brod Brownstein, Raymond V. Marino II and Eric Speron, that we believe expand the depth and breadth of the PICO Board and improve its ability to serve the best interests of shareholders and execute on its business plan of returning capital back to shareholders. Both Mr. Marino and Mr. Speron were recommended to us by institutional shareholders. With the appointment of Messrs. Brownstein, Marino and Speron, the PICO Board is now composed of seven (7) highly-qualified and experienced directors, three (3) of whom have joined the PICO Board since the beginning of 2016 and six (6) of whom are non-employee directors, and boasts a broad and diverse set of skills and experiences.

We strongly urge you to NOT sign any white Written Request card sent to you by Leder. Whether or not you have previously executed Leder’s white Written Request card, you may elect against the calling of a special meeting if you sign, date and deliver the enclosed BLUE Revocation Card using the enclosed pre-paid envelope.

What are you asking me to do?

We strongly urge you NOT to sign any white Written Request card sent to you by Leder.

If you wish to convey that you do not believe a special meeting is necessary, wish to oppose the call of a special meeting or wish to revoke a previous Written Request provided to Leder on their white Written Request card, you can sign, date and deliver the enclosed BLUE Revocation Card, by mail (using the enclosed pre-paid envelope) to PICO’s proxy solicitor, MacKenzie Partners, Inc. at 105 Madison Avenue, New York, New York 10016.

If I have already delivered a Written Request, is it too late for me to change my mind?

No. You have the right to revoke your Written Request by delivering a BLUE Revocation Card.

What happens if I do nothing?

If you do not send in any white Written Request card that Leder may send you and you do not return the enclosed BLUE Revocation Card, you will effectively be voting AGAINST Leder’s attempt to hold a special meeting. However, we urge you to communicate your view that you do not support Leder’s request for a special meeting and sign, date and deliver the enclosed BLUE Revocation Card, by mail (using the enclosed pre-paid envelope) to PICO’s proxy solicitor, MacKenzie Partners, Inc.

Does the revocation have any effect on matters other than the Written Request?

No. PICO is seeking revocations only for the Written Request related to the calling of the special meeting. PICO is not currently seeking your proxy, vote, consent or authorization with respect to any other matter.

Who should I call if I have questions about the solicitation?

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

DESCRIPTION OF THE LEDER SOLICITATION

As set forth in the Leder Solicitation and related materials filed with the SEC, Leder is soliciting your Written Request to call a special meeting of PICO’s shareholders to submit for shareholder approval the following proposals which, if approved, would facilitate Leder’s ability to replace more than a majority of the members of PICO’s Board with its handpicked nominees, none of whom (other than Mr. Leder) have been publicly disclosed by Leder:

Proposal 1: to amend PICO’s Bylaws to allow for the election of directors at a special meeting of shareholders without the prior authorization of the Board of Directors;

Proposal 2: if Proposal 1 prevails, to remove five (5) of PICO’s seven (7) current directors; and

Proposal 3: if Proposals 1 and 2 prevail, to elect directors to fill the vacancies on the Board created by the removal of directors under Proposal 2.

BACKGROUND OF THE LEDER SOLICITATION

The following is a chronology of the material contacts and events in our relationship with Leder leading up to the filing of this Revocation Solicitation Statement:

On May 13, 2015, Sean M. Leder met Stephen Hartman, Executive Vice President of PICO’s subsidiary Vidler Water Company in Vidler’s corporate office located in Carson City, NV to discuss PICO’s water rights development business, including business prospects in the locations where Vidler is developing its water assets.

On May 14, 2015, Mr. Leder met with Max Webb, PICO’s Chief Financial Officer, at PICO’s corporate headquarters located in La Jolla, CA to discuss PICO’s investments. The discussion focused on the history and rationales for PICO’s investments, and their performance.

On August 17, 2015, Mr. Leder exchanged emails with Mr. Webb regarding certain items in PICO’s June 30, 2015 Quarterly Report on Form 10-Q. The topics addressed in these emails included allocation of cash between UCP, Vidler and PICO’s deferred compensation plan; allocation of debt and equity investments between PICO’s parent level entity and the deferred compensation plan; tying various numbers in the Company’s segment reporting; and the carrying value for the Company’s investment in Mendell Energy, LLC.

On October 6, 2015, Mr. Leder visited the Vidler office, in Carson City, NV, and met with Dorothy Timian-Palmer, President and Chief Operating Officer of Vidler Water Company, to discuss PICO’s public filings regarding the Vidler water assets and water markets in which Vidler is invested. The conversation addressed the supply of water to the rebounding North Valley region of Reno, Nevada, where the Company constructed infrastructure for water supply.

On November 17, 2015, Mr. Leder attended PICO’s Investor Day held in Reno, NV, at which Mr. Leder asked certain questions of John Hart, PICO’s President and Chief Executive Officer. Mr. Leder queried Mr. Hart concerning various matters, including, but not limited to, matters relating to corporate governance, executive compensation, the exploration of strategic alternatives for UCP, expenditures by PICO for professional fees, and the use of consultants by PICO in connection with its investment activities.

On January 27, 2016, without any advance notice to PICO and without any engagement with PICO regarding the proposals described in Leder’s preliminary consent solicitation statement, Leder, who owns approximately just 1.18% of PICO’s issued and outstanding Common Stock, filed a preliminary consent solicitation statement with the SEC soliciting consents to call a special meeting of PICO’s shareholders to replace more than a majority of the members of the PICO Board with Mr. Leder’s handpicked nominees, none of whom (other than Mr. Leder) have been publicly disclosed by Leder. In its preliminary consent solicitation statement, Leder also indicated that it intends to ask PICO to reimburse it for its expenses in connection with its consent solicitation without seeking shareholder approval for such reimbursement, regardless of whether Leder is ultimately successful in its consent solicitation.

On February 2, 2016, PICO filed a preliminary Revocation Solicitation Statement with the SEC.

On February 9, 2016, Leder filed a revised preliminary consent solicitation statement with the SEC.

On February 16, 2016, PICO filed this revised preliminary Revocation Solicitation Statement with the SEC.

RESPONSE OF PICO

We believe that the calling and holding of a special meeting, which is a very costly event, is premature and unnecessary at this time and is only being sought in order to further the ultimate objective of Leder, who owns approximately just 1.18% of PICO’s issued and outstanding Common Stock, to replace more than a majority of the members of PICO’s Board with its handpicked nominees, none of whom (other than Mr. Leder) have been disclosed by Leder.

Shareholders are encouraged to share their perspectives directly with PICO and should not view a call of a special meeting as a substitute for direct engagement with PICO. It is regrettable that, prior to filing its preliminary consent solicitation statement with the SEC on January 27, 2016, Leder elected not to engage with PICO’s Board of Directors or its management team regarding any of the proposals that Leder is seeking to bring before the special meeting of shareholders that it is seeking to have called.

PICO strives to maintain constructive, ongoing communications with all of its shareholders and welcomes and values their input and is in regular and continuing contact with its shareholders, including with respect to board composition and its current strategic direction, and welcomes shareholder input on how PICO can further enhance shareholder value.

We have taken bold and concrete actions to be responsive to the input we have received from our shareholders and PICO’s engagement with shareholders is continuing.

•
In 2015, one of our largest shareholders asked that we bring before our 2015 Annual Meeting an advisory, non-binding proposal to declassify the PICO Board. The PICO Board chose not to support or oppose the proposal and made no voting recommendation to shareholders. Instead, the PICO Board chose to use the proposal as an opportunity for shareholders to express their views on this subject without being influenced by any recommendation the PICO Board might make. While such proposal was approved by PICO’s shareholders at the 2015 Annual Meeting, such approval did not, by itself, eliminate the classified structure of the PICO Board. In order to eliminate the classified board, California law requires that the PICO Board and the holders of more than 50% of PICO’s outstanding stock approve an amendment to PICO’s Articles of Incorporation. In response to the input that the PICO Board received on the issue of board declassification at the 2015 Annual Meeting, the PICO Board intends to bring before the 2016 Annual Meeting a binding proposal to amend PICO’s Articles of Incorporation which, if approved, would eliminate the classified structure of the PICO Board.

•
PICO’s current strategic direction which contemplates that, as assets are monetized, we would return capital back to shareholders through stock repurchases or through other means such as special dividends was developed with the input of our shareholders.

•
Since January 2016, we have replaced three (3) former directors of PICO, each of whom chose to step down from the PICO Board, with three (3) new, highly-qualified and very experienced independent directors - Howard Brod Brownstein, Raymond V. Marino II and Eric Speron, that we believe expand the depth and breadth of the PICO Board and improve its ability to serve the best interests of shareholders and execute on its business plan for returning capital back to shareholders. Both Mr. Marino and Mr. Speron were recommended to us by institutional shareholders. With the appointment of Messrs. Brownstein, Marino and Speron, the PICO Board is now composed of seven (7) highly-qualified and experienced directors, three (3) of whom have joined the PICO Board since the beginning of 2016 and six (6) of whom are non-employee directors, and boasts a broad and diverse set of skills and experiences.

We believe that the call of a special meeting will have significant and important consequences for PICO as outlined below, including, but not limited to, furthering Leder’s objective to replace more than a majority of the members of PICO’s Board with its handpicked nominees, none of whom (other than Mr. Leder) have been disclosed by Leder. Accordingly, we recommend that you carefully consider the potential risks and costs to PICO of the Leder Solicitation. If, after careful consideration, you do not wish to support the call of a special meeting, do NOT sign any white Written Request card sent to you by Leder,

Whether or not you have previously executed a white Written Request card, you may sign, date and deliver the enclosed BLUE Revocation Card as soon as possible to communicate that you do not believe a special meeting is necessary or to express your opposition to a special meeting.

We believe there are certain risks and costs associated with a special meeting that shareholders should be aware of before making the decision of whether to consent to the Leder Solicitation. In our view, there are also alternatives to a special meeting already available to shareholders that make a special meeting unnecessary such as direct shareholder engagement. In particular, shareholders should take into account the following considerations when deciding whether to support the Leder Solicitation:

•
We believe that the purpose of the special meeting is to facilitate Leder’s ability to replace more than a majority of the members of PICO’s Board with its handpicked nominees, none of whom (other than Mr. Leder) have been disclosed by Leder. Mr. Leder has yet to identify any of the individuals he would seek to nominate to the PICO Board or any of the qualifications, experiences or competencies that he believes are missing from the current PICO Board and only indicates that such nominees will likely include himself, who, to the best of our knowledge, has only served on one public company’s board of directors. Nor has Mr. Leder indicated how he himself has any experience whatsoever in any of the businesses PICO is involved in such as the development and management of water assets, particularly in the southwestern United States, and large scale production homebuilding. Further, Mr. Leder has not indicated what experiences he would bring to PICO relevant to its current business plan and its current portfolio of assets that contemplates, as assets are monetized, PICO would return capital back to shareholders through stock repurchases or through other means such as special dividends.

•
This is not the first time that Mr. Leder has sought to participate in a solicitation of shareholders aimed at replacing more than a majority of the members of a board of directors of a California-based publicly-traded corporation. In June 2013, Mr. Leder, together with Steven N. Bronson, participated in a proxy contest against Qualstar Corporation seeking to replace the entire membership of the Qualstar Board of Directors with Mr. Bronson’s handpicked nominees. As a result of the proxy contest waged by Messrs. Bronson and Leder, a new board, which included Mr. Leder as a member, was placed in control of Qualstar in June 2013. More than two and a half years later, Qualstar’s stock has lost approximately 59% of its value and, notwithstanding this substantial destruction of shareholder value that has occurred during Mr. Leder’s tenure as a member of the Qualstar Board of Directors, Mr. Leder continues to occupy a seat on the Qualstar Board of Directors, which, to the best of our knowledge, is his only directorship at a publicly-traded entity. After the new board was placed in control of Qualstar following the proxy contest, most of the executive management team was replaced in relatively quick order and Mr. Bronson was eventually named Chief Executive Officer of Qualstar and today, in addition to serving as Qualstar’s Chief Executive Officer, Mr. Bronson beneficially owns over 27% of Qualstar’s stock. We strongly believe that allowing Mr. Leder to call a special meeting is not in the best interests of PICO or its shareholders at this time and we question whether Mr. Leder’s special meeting demand is aimed at facilitating his ability, by causing more than a majority of the members of the PICO Board to be replaced with his handpicked nominees, to ultimately replicate at PICO what Mr. Leder and Mr. Bronson did at Qualstar.

•
If Leder is successful in soliciting consents to call a special meeting, we believe it is likely that PICO will be required to pursue three (3) separate solicitations within the span of six (6) months: one for the consent solicitation, one for the special meeting itself and one for PICO’s 2016 Annual Meeting, which may also involve a contested solicitation given the statements made by Central Square Management LLC, its principal Kelly Cardwell and their affiliates in Amendment Nos. 2, 3, 4 and 5 to a Schedule 13D filed on October 13, 2015, November 23, 2015, January 5, 2016, and February 12, 2016, respectively. Three (3) separate solicitations can, in our view, be significantly distracting at a time when we believe the full focus and energy of the Board and management should be on executing our recently announced business plan, which includes, to return capital back to shareholders through stock repurchases or through other means such as special dividends. In addition to the costs arising from diversion and distraction, we also believe that successive solicitations would require PICO to incur additional financial costs, including with respect to internal allocations, third-party advisory fees, printing, mailing and solicitation expenses and other costs. Leder has also stated that it intends to seek reimbursement from PICO of its own solicitation costs without seeking shareholder approval for such reimbursement whether or not its consent solicitation is successful. Consequently, rather than having these funds available to return capital back to shareholders, PICO, and ultimately you the shareholders, could bear the entire cost of this consent solicitation and the cost of a special meeting, including all of Leder’s legal, printing, mailing and other solicitation fees, as well as the cost of the 2016 Annual Meeting, if such meeting involves a contested solicitation. These costs could be significant, in addition to the significant disruption and distraction that PICO would be forced to incur.

There are also alternatives to a special meeting, outlined below, already available to shareholders that make a special meeting unnecessary.

•
PICO believes that a special meeting of the shareholders is not necessary to allow shareholders to communicate with the Board or senior management on any matter of shareholder interest or concern, including the composition of PICO’s Board. It is regrettable that, prior to filing its preliminary consent solicitation statement with the SEC on January 27, 2016, Leder elected not to engage with PICO’s Board of Directors or its management team regarding any of the proposals that Leder is seeking to bring before the special meeting of shareholders that it is seeking to have called.

•
PICO strives to maintain constructive, ongoing communications with all of its shareholders and welcomes and values their input and is in regular and continuing contact with its shareholders, including with respect to board composition and its current strategic direction, and welcomes shareholder input on how PICO can further enhance shareholder value. We believe we have taken bold and concrete actions to be responsive to the input we have received from our shareholders and PICO’s engagement with shareholders is continuing.

◦
In 2015, one of our largest shareholders asked that we bring before the 2015 Annual Meeting an advisory, non-binding proposal to declassify the PICO Board. The PICO Board chose not to support or oppose the proposal and made no voting recommendation to shareholders. Instead, the PICO Board chose to use the proposal as an opportunity for shareholders to express their views on this subject without being influenced by any recommendation the PICO Board might make. While such proposal was approved by PICO’s shareholders at the 2015 Annual Meeting, such approval did not, by itself, eliminate the classified structure of the PICO Board. In order to eliminate the classified board, California law requires that the PICO Board and the holders of more than 50% of PICO’s outstanding stock approve an amendment to PICO’s Articles of Incorporation. In response to the input that the PICO Board received on the issue of board declassification at the 2015 Annual Meeting, the PICO Board intends to bring before the 2016 Annual Meeting a binding proposal to amend PICO’s Articles of Incorporation which, if approved, would eliminate the classified structure of the PICO Board.

◦
PICO’s current strategic direction which contemplates that, as assets are monetized, we would return capital back to shareholders through stock repurchases or through other means such as special dividends, was developed with the input of our shareholders.

◦
Since January 2016, we have replaced three (3) former directors of PICO, each of whom chose to step down from the PICO Board, with three (3) new, highly-qualified and very experienced independent directors - Howard Brod Brownstein, Raymond V. Marino II and Eric Speron, that we believe expand the depth and breadth of the PICO Board and improve its ability to serve the best interests of shareholders and execute on its business plan for returning capital back to shareholders. Both Mr. Marino and Mr. Speron were recommended to us by institutional shareholders. With the appointment of Messrs. Brownstein, Marino and Speron, the PICO Board is now composed of seven (7) highly-qualified and experienced directors, three (3) of whom have joined the PICO Board since the beginning of 2016 and six (6) of whom are non-employee directors, and boasts a broad and diverse set of skills and experiences.

•
We believe that shareholders should be fully aware of their right and ability to express their views to PICO directly rather than by means of a special meeting. Among other venues, shareholders may express their views regarding any matters directly to PICO through PICO’s investor relations website at http://investors.picoholdings.com and through written communications sent directly to the attention of the Board, any individual director or the non-employee directors as a group by writing to PICO’s Corporate Secretary at PICO Holdings, Inc., 7979 Ivanhoe Avenue, Suite 300, La Jolla, CA 92037 or by email to info@picoholdings.com. Shareholders may also contact PICO’s proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 (for shareholders) or collect at (212) 929-5500 (for banks and brokers) or by email to proxy@mackenziepartners.com.

•	Shareholders will have the opportunity at the 2016 Annual Meeting to vote on how we have performed and hold us accountable.

As outlined above, there are real and significant risks to PICO related to the calling of a special meeting, particularly given that the special meeting is being sought by Leder, who owns just over 1% of PICO’s issued and outstanding shares of Common Stock, in order to further its ability to replace more than a majority of the members of PICO’s Board with its handpicked nominees, none of whom (other than Mr. Leder) have been disclosed by Leder. Mr. Leder has yet to identify any of the individuals he would seek to nominate to the PICO Board or any of the qualifications, experiences or competencies that he believes are missing from the current PICO Board and only indicates that such nominees will likely include himself, who, to the best of our knowledge, has only served on one public company’s board of directors. Nor has Mr. Leder indicated how he himself has any experience in any of the businesses PICO is involved in such as the development and management of water assets, particularly in the southwestern United States, and large scale production homebuilding. Shareholders should also carefully evaluate Mr. Leder’s previous proxy contest at Qualstar Corporation and the subsequent history thereof including that more than two and a half years after the proxy contest that resulted in a new board of directors, which included Mr. Leder as a member of such board, being placed in control of Qualstar, Qualstar’s stock has lost approximately 59% of its value. PICO also believes that shareholders should carefully consider the actions that PICO has taken in response to shareholder input, including, but not limited to, that, its current business plan for returning capital back to shareholders was developed with input from shareholders and that, since January 2016, three (3) of the seven (7) members of the PICO Board have been replaced with highly-qualified and very experienced independent directors - Howard Brod Brownstein, Raymond V. Marino II and Eric Speron, two (2) of whom were recommended by institutional shareholders and each of whom has experience relevant to the execution of PICO’s current business plan which contemplates, as assets are monetized, PICO would return capital back to shareholders through stock repurchases or through other means such as special dividends.

IF YOU ARE NOT CONVINCED THAT LEDER’S SPECIAL MEETING IS THE APPROPRIATE PATH OR YOU BELIEVE A SPECIAL MEETING IS UNNECESSARY AND WISH TO OPPOSE THE CALL OF A SPECIAL MEETING, PLEASE SIGN, DATE AND DELIVER THE ENCLOSED BLUE REVOCATION CARD USING THE ENCLOSED PRE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU HAVE SIGNED THE WHITE WRITTEN REQUEST CARD FROM LEDER.

THE SPECIAL MEETING REQUEST PROCEDURE

Voting Securities and Record Date

Pursuant to California law, [●] is the Record Date for determining shareholders entitled to execute, withhold or revoke Written Requests relating to the Leder Solicitation. As of the Record Date, there were [●] shares of PICO’s Common Stock outstanding. The Company has only one class of common stock.

Only shareholders of record as of the Record Date are eligible to execute, withhold or revoke Written Requests in connection with the Leder Solicitation. Persons beneficially owning shares of PICO’s Common Stock (but not holders of record), such as persons whose ownership of Common Stock is through a broker, bank, financial institution or other nominee holder, may wish to contact such broker, bank, financial institution or other nominee holder and instruct such person to execute the BLUE Revocation Card on their behalf. Any failure to submit a Written Request will have the same effect as submitting a BLUE Revocation Card.

Additionally, even if you have not already submitted a Written Request, you may elect to execute and submit the BLUE Revocation Card to communicate that you do not believe a special meeting is necessary or to express your opposition to a special meeting.

Effectiveness of Written Requests

Under the California Corporations Code and PICO’s Bylaws, holders of shares of PICO’s Common Stock entitled to cast not less than ten percent (10%) of the votes at a special meeting are entitled to call a special meeting, subject to certain requirements set forth in Article II of the Bylaws. If Written Requests have been delivered from shareholders of record (or their agents duly authorized in writing), as of the Record Date, entitled to cast less than ten percent (10%) of the votes at a special meeting that are entitled to call a special meeting, then PICO is not obligated to call a special meeting.

In accordance with PICO’s Bylaws, if a special meeting is duly requested by shareholders, PICO is required to cause notice to be given that a meeting will be held at the time requested by the shareholders, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the shareholders’ request.

The Company reserves its rights to require full compliance with the provisions set forth in its Articles of Incorporation, Bylaws and with applicable law, including the California Business Corporation Act, with respect to any special meeting sought to be called by Leder or any other shareholders. For example, Section 2.13(a)(ii)(C) of the Company’s Bylaws requires a shareholder submitting a demand for a special meeting of shareholders to provide certain information it its special meeting demand, including, but not limited to, the following information:

(i)    the name and address of the holder of the shares with respect to which the Written Request is being submitted;

(ii)    the number of shares of the Company’s common stock that such holder owns beneficially and of record; and

(iii)    any derivative positions with respect to shares of the Company’s capital stock held beneficially or of record, by a person or on a person’s behalf, the extent to which any hedging or other transaction or series of transactions has been entered into with respect to the shares of the Company’s capital stock by such person or on such person’s behalf, and the extent to which any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease a person’s voting power with respect to shares of the Company’s capital stock.

The filing or distribution of this Revocation Solicitation Statement is not intended as and should not be taken as an admission by PICO of the validity of the Leder Solicitation or a waiver of any provisions of the Articles of Incorporation or Bylaws or of any rights by PICO.

The Special Meeting

If Leder is successful in its efforts to solicit Written Requests from the requisite holders and we are required to hold a special meeting, PICO will advise shareholders of its recommendation as to any matters to be considered at such special meeting.

Effect of BLUE Revocation Card

A shareholder may revoke any previously signed Written Request by signing, dating and returning to PICO a BLUE Revocation Card. A Written Request may also be revoked by delivery of a written revocation of your request to Leder. Shareholders are urged, however, to return all request revocations in the envelope provided or to MacKenzie Partners, Inc. at 105 Madison Avenue, New York, New York 10016. The Company requests that if a revocation is instead delivered to Leder, a copy of the revocation also be returned in the envelope provided so that PICO will be aware of all revocations and so that the inspector of consents can accurately account for all revocations.

Under California law, the proxy you provide by executing a BLUE Revocation Card is valid for eleven (11) months from the date it is signed unless you revoke it earlier than that.

By signing and delivering the BLUE Revocation Card, you will be deemed to have revoked any Written Request for a special meeting.

Any BLUE Revocation Card may itself be revoked by marking, signing, dating and delivering a written revocation of your BLUE Revocation Card to PICO, or to Leder, or by delivering to Leder a subsequently dated white Written Request card that Leder sent to you.

The revocation of any previously delivered white Written Request card or BLUE Revocation Card must be signed and have a date subsequent to the previously delivered Written Request or BLUE Revocation Card. The revocation is not required to state the number of shares held unless you wish to revoke your Written Request with respect to less than all shares as to which you previously requested the Special Meeting, in which case you must state the number of shares to which your revocation relates. In addition, if you have more than one account with respect to which you have delivered a Written Request, the revocation should identify the relevant account for which the Written Request is being revoked.

The Company has retained MacKenzie Partners, Inc. to assist in communicating with shareholders in connection with the Leder Solicitation and to assist in obtaining BLUE Revocation Cards as appropriate. If you have any questions about how to complete or submit your BLUE Revocation Card or any other questions, MacKenzie Partners, Inc. will be pleased to assist you. Please contact MacKenzie Partners, Inc. toll-free at (800) 322-2885 (for shareholders) or collect at (212) 929-5500 (for banks and brokers) or email at proxy@mackenziepartners.com.

If any shares of Common Stock that you owned on the Record Date were held for you in an account with a stock brokerage firm, bank nominee or other similar “street name” holder, you are not entitled to make a Written Request with respect to such shares directly, but rather must give instructions to the stock brokerage firm, bank nominee or other “street name” holder to grant or revoke a Written Request for the shares of Common Stock held in your name. Accordingly, you should follow the instructions on the BLUE Revocation Card to make a request with respect to your shares. Alternatively, you can contact the person responsible for your account and direct him or her to execute the enclosed BLUE Revocation Card on your behalf. You are urged to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to PICO at the address set forth above so that PICO will be aware of your instructions and can attempt to ensure each instruction is followed.

YOU HAVE THE RIGHT TO REVOKE ANY WRITTEN REQUEST YOU MAY HAVE PREVIOUSLY GIVEN TO LEDER. TO DO SO, YOU NEED ONLY SIGN, DATE AND RETURN IN THE ENCLOSED PRE-PAID ENVELOPE THE BLUE REVOCATION CARD ACCOMPANYING THIS REVOCATION SOLICITATION STATEMENT.

You should carefully review this Revocation Solicitation Statement. YOUR TIMELY RESPONSE IS IMPORTANT. You may reject the Leder Solicitation by promptly completing, signing, dating and returning the enclosed BLUE Revocation Card in the pre-paid envelope provided. Please be aware that if you sign a white Written Request card, you will be deemed to have requested a special meeting in accordance with the Leder Solicitation.

Results of Solicitation

PICO anticipates retaining an inspector of consents in connection with the Leder Solicitation. PICO intends to notify shareholders as to whether the requisite Written Requests have been received for calling a special meeting promptly following the inspector’s review and certification of such Written Requests.

APPRAISAL RIGHTS

Shareholders of PICO do not have appraisal rights under California law in connection with the Leder Solicitation or this Revocation Solicitation Statement.

SOLICITATION OF REVOCATIONS

Cost and Method

The cost of this Revocation Solicitation Statement will be borne by PICO. The Company has retained MacKenzie Partners, Inc. as proxy solicitors, at a fee not estimated to exceed [●] plus reasonable out-of-pocket expenses, to assist in this solicitation. In addition to the use of the mails, revocation requests may be solicited by PICO by facsimile, telephone, email and other electronic channels of communications, in person discussions and by advertisements. MacKenzie Partners, Inc. will also assist PICO in PICO’s communications with its shareholders with respect to the Revocation Solicitation Statement and such other advisory services as may be requested from time to time by PICO. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding PICO’s Revocation Solicitation Statement materials to, and obtaining instructions relating to such materials from, beneficial owners of the Common Stock. In addition, MacKenzie Partners, Inc. and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

BOARD OF DIRECTORS

The following is a summary of the qualifications of each of the members of the Board, effective as of February [●], 2016:

Name of Director	Audit	Compensation	Corporate Governance and Nominating
Carlos C. Campbell*	Member	Chair	Member
Howard Brod Brownstein*
John R. Hart
Raymond V. Marino II*
Michael J. Machado*	Member	Member
Kenneth J. Slepicka
Eric Speron*
* Independent Director

Howard Brod Brownstein has been the President of The Brownstein Corporation, a turnaround and crisis management consulting, advisory and investment banking firm, since 2010. From 1999 through 2009, Mr. Brownstein was a Principal of NachmanHaysBrownstein, Inc., a management consulting firm. Since 2010, Mr. Brownstein has served on the Board of Directors of P&F Industries, Inc., a publicly-held manufacturer/importer of air-powered tools and various residential hardware products and joined that Board after being recommended by a significant shareholder of P&F. From 2003 through 2006, he served on the boards of directors and audit committees of Special Metals Corporation, a privately held nickel alloy producer (where he also chaired the audit committee) and Magnatrax Corporation, a privately held manufacturer of metal buildings. In 2010, he served on the board of Betsey Johnson, a privately held apparel designer and retailer. Additionally, from January 2014 through April 2015, Mr. Brownstein served on the board of directors of LMG2, a privately-held Chicago-based parking facility operator. Additionally, Mr. Brownstein is a Board Leadership Fellow of the National Association of Corporate Directors (“NACD”), through which he completed NACD’s comprehensive program of study for corporate directors and continues to supplement his director skill sets through ongoing engagement with the director community, and access to leading practices. Mr. Brownstein is a graduate of Harvard University, where he obtained J.D. and M.B.A. degrees, and of the University of Pennsylvania, where he obtained B.S. and B.A. degrees from the Wharton School and the College of Arts and Sciences. Mr. Brownstein is admitted to the bars of Pennsylvania, Massachusetts and Florida, but does not actively practice law.

We believe that Mr. Brownstein’s broad financial and management consulting background, including his extensive experience in finance, restructurings and turnarounds, strategic planning, valuing and selling businesses and corporate governance, as well as his public company board experience makes him a valuable member of our Board of Directors. This experience provides him keen insight into both the management and operations of a business and the governance and oversight matters facing companies and led to our conclusion that he should serve on our Board of Directors.

Carlos C. Campbell has served as a member of our board of directors since 1998. He is Chair of the Compensation Committee, and a member of the Audit Committee and the Corporate Governance and Nominating Committee. He is the President of Global 21, LLC, a strategic advisory company, (Formerly C.C. Campbell & Co., 1985-2011) and Initiative Films, LLC (2011-Present). Since 1990, Mr. Campbell has served as a director of Resource America, Inc., a publicly held asset management company that specializes in real estate and credit investments. Mr. Campbell has also previously served as a director of eight (8) other publicly held corporations. Mr. Campbell has completed over two dozen seminars on director training. He has a Certificate of Director Education from the NACD and is a graduate of the Director’s Institute, University of California Los Angeles, where he was designated a Certified Corporate Director. He has completed seminars in corporate governance, auditing, and compensation at the Harvard Business School. Mr. Campbell is a member of the NACD and a member of the 2011 inaugural class of Board Leadership Fellows. He was also elected to the NACD Directorship 100, which recognizes the most influential directors of U.S. corporations. Mr. Campbell has participated in numerous professional forums with the NACD on corporate governance, compensation, and mergers and acquisitions.

During the first term of the administration of President Ronald Reagan, Mr. Campbell was nominated by President Reagan, confirmed by the U.S. Senate and, thereafter, served as the Assistant Secretary of Commerce for Economic Development at the U.S. Department of Commerce (1981-1984) where he was the final authority for an annual program budget of $300 million and a loan portfolio in excess of $1 billion. Mr. Campbell has a B.S. in Construction Management from Michigan State University, a Certificate in Engineering Science from the U.S. Naval Post Graduate School, and a Master of City & Regional Planning from the School of Engineering & Architecture, Catholic University of America. Mr. Campbell is a decorated veteran of the U.S. Navy and served on active duty as a Naval Flight Officer and Intelligence Officer. He has traveled to over fifty countries, primarily in connection with his past civilian and military service with the U.S. Government.

We believe that Mr. Campbell’s extensive corporate governance training, strategic advisory experience and high-level U.S. Government experience, areas of expertise that are important to certain of our operating segments, enrich the makeup of the board of directors and provide our businesses with valuable perspectives and insights. Mr. Campbell’s past record of service as a director on numerous public company boards and as a high-level U.S. Government official also gives him substantial experience on financial, corporate governance, risk oversight and strategic planning matters leading to our conclusion that he should serve on our board of directors.

Raymond V. Marino II has been in the investment advisory business since 2013 where he is involved in researching, evaluating and negotiating a variety of investments for personal portfolio and third party investors involving real estate and non-real estate investments and has completed buy-side and sell-side real estate advisory assignments for third parties in excess of $130 million. From 2001 to 2013, Mr. Marino was the President and Chief Operating Officer as well as a member of the board of directors of Mission West Properties, Inc., a publicly traded real estate investment trust involved in the development, investment and management of a portfolio that exceeded 9 million square feet. From November 1996 to August 2000, he was President, Chief Executive Officer and a member of the board of directors of Pacific Gateway Properties, Inc. Earlier in his career, Mr. Marino, who is a Certified Public Accountant in the State of California (inactive), worked at Coopers & Lybrand LLP, a predecessor firm to PriceWaterhouse Coopers LLP, where he serviced clients in the real estate investment and development, construction, energy, technology, and insurance industries, among others. Mr. Marino is a graduate of Golden Gate University, where he obtained an M.S. degree, and of Santa Clara University, where he obtained a B.S. degree. Mr. Marino is a Certified Public Accountant in the State of California (inactive).

Mr. Marino brings to the PICO Board extensive experience in real estate, investment management, executive-level management, risk oversight, strategic planning, financial reporting and corporate governance, as well as public company board experience.  Mr. Marino’s service for more than a decade as the President and Chief Operating Officer and a member of the board of directors of Mission West Properties, Inc. and his experience in the investment advisory business gives him substantial experience on financial, governance and risk oversight matters leading to our conclusion that he should serve on our Board of Directors.

Kenneth J. Slepicka has served as a member of our Board of Directors since 2005. Mr. Slepicka is currently the Chairman, Chief Executive Officer, and acting Chief Financial Officer of Synthonics, Inc., an early stage biotechnology company, and has served in such capacity since 2006. Mr. Slepicka received a Master of Business Administration from Kellogg School of Management, Northwestern University. Mr. Slepicka has also received a Master Director Certification from the National Association of Corporate Directors (NACD), is a member, and has earned certificates of director education in 2007, 2008, and 2009, as well as the status of Leadership Fellow from the NACD. In addition, Mr. Slepicka served as President and Treasurer of SBC Warburg Futures Inc. from 1994 to 1998, as Executive Director of Fixed Income Trading for O’Connor & Associates from 1985 to 1994, and has held risk advisor, consultant and strategic planning positions in the financial and healthcare industries. Mr. Slepicka has served as a member of the FIA Steering Committee, the Federal Reserve FCM Working Group, and as a Governor of the Board of Trade Clearing Corporation. He is also a former member of the Chicago Board of Trade, Chicago Mercantile Exchange, Chicago Board of Options Exchange, and Pacific Options Exchange. In addition, Mr. Slepicka currently serves and has served on the boards of directors of several not-for-profit entities.

Mr. Slepicka’s management and operational experience leads to our conclusion that he should serve on our Board of Directors.

John R. Hart has served as President and Chief Executive Officer and as a member of PICO’s Board of Directors since 1996.  Mr. Hart also serves as an officer and/or director of PICO’s most significant subsidiaries: for UCP, Inc. as a director since their incorporation (May 2013 - Present) and UCP, LLC, prior to their incorporation, as the Chairman of the board of managers (October 2007 - June 2013); for Vidler Water Company, Inc. as Chairman (since 1997), as director (since 1995) and Chief Executive Officer (since 1998); as sole director of PICO European Holdings, LLC (since 2008); and as director and Chief Executive Officer of PICO Northstar Management, LLC and its subsidiaries (since 2010). He has also previously served other various subsidiaries of PICO in the following capacities, among others: as director (1993 - 2012), President, and Chief Executive Officer (1996 - 2012) of Physicians Insurance Company of Ohio; and as director of Citation Insurance Company (1996 - 2012). Mr. Hart additionally served as a director of Spigit, Inc. until September 2013. Mr. Hart received a B.A. in Economics from Pomona College.

Mr. Hart has been our President and Chief Executive Officer and a member of our Board of Directors for almost fifteen years and his leadership and strategic guidance over these years have been critical to our success. Mr. Hart also brings the knowledge of the operations of our Company to the Board of Directors, which provides invaluable insight to the Board of Directors as it reviews PICO’s strategic and financial plans leading to our conclusion that he should serve on our Board of Directors.

Michael J. Machado has served as a member of our Board of Directors since 2013. Mr. Machado was a member of the California State Assembly from 1992 - 2000, a California State Senator from 2000 - 2008, and was appointed in 2015 to the Council of Economic Advisors on Tax Policy for the California State Controller. Since 2008 Mr. Machado has been the owner and operator of a diversified farming operation in California’s Central Valley. Mr. Machado is a board member of the California State Compensation Insurance Fund (2008 to present), P & M Farms (1985 to present) and is also a member of the non-profit boards for the San Joaquin Historical Society Board of Trustees (2012 to present) and Restore the Delta (since 2014). He is a member of the National Association of Corporate Directors and is a Board Leadership Fellow. He received an undergraduate degree in Economics from Stanford University and a Master’s degree in Agricultural Economics from the University of California, Davis. In addition he attended Harvard University’s Agribusiness Executive Education Program. As a state legislator in California, Mr. Machado was heavily involved in numerous issues, including water policy and agricultural policy.

We believe that Mr. Machado’s extensive educational and legislative experience, and his continuing involvement in owning and operating a diversified farming operation, as well as his involvement in water policy issues make him a valuable addition to our Board of Directors.

Eric Speron has served as a member of our Board of Directors since 2015. has served as a member of our board of directors since January 2016. Mr. Speron is currently an analyst and portfolio manager of three (3) portfolios managed for clients of First Foundation. He also serves as a member of the Investment Committee of First Foundation Advisors and, as a member of the First Foundation Advisors Investment Committee, assists in shaping the portfolio investment process and overall asset allocations. Mr. Speron joined First Foundation Advisors in 2007 from JPMorgan’s Institutional Equity division. Mr. Speron is currently a member of the CFA Institute and the Orange County Society of Financial Analysts. He earned a Bachelor of Arts Degree with a double major from Georgetown University where he was also voted Academic All-American, Mid-Atlantic, for his academic and athletic accomplishments.

We believe that Mr. Speron's extensive familiarity with PICO gained from being an investor in PICO, his understanding of our business model, his experience analyzing investments and making investment decisions, and his perspective as a large shareholder can greatly benefit PICO and makes him a valuable addition to our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table in Annex A sets forth the beneficial ownership of our Common Stock as of January 27, 2016 for each person or group that holds more than 5% of our Common Stock, as well as for each of our current directors and named executive officers and for our current directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and dispositive power with regard to such shares. Except as set forth in Annex A, no person who has been a director or executive officer of PICO at any time since [●], 2015, has any substantial interest, direct or indirect, by security holdings or otherwise, in the outcome of this solicitation.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 7979 Ivanhoe Avenue, Suite 300, La Jolla, California 92037.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A single Revocation Solicitation Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Revocation Solicitation Statement, please notify your broker. Shareholders who currently receive multiple copies of the Revocation Solicitation Statement at their address and would like to request “householding” of their communications should contact their broker.

SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2016 ANNUAL MEETING

Requirements for Shareholder Proposals to Be Considered for Inclusion in Proxy Materials. Shareholder proposals that are intended for inclusion in our 2016 proxy statement and acted upon at our Annual Meeting of Shareholders in 2016 must have been received no later than January 28, 2016. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in Company-sponsored proxy materials. Shareholder proposals must be delivered to our Corporate Secretary by mail at 7979 Ivanhoe Avenue, Suite 300, La Jolla, California 92037, Attention: Corporate Secretary, or by facsimile at (858) 456-6480. As the rules of the United States Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included in our proxy materials.

Requirements for Shareholder Proposals and Director Nominations to be Brought Before the 2016 Annual Meeting of Shareholders. Notice of any proposal or director nomination that you intend to present at the 2016 Annual Meeting of Shareholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2016 Annual Meeting of Shareholders, must be delivered to our Corporate Secretary by mail at 7979 Ivanhoe Avenue, Suite 300, La Jolla, California 92037, Attention: Corporate Secretary, or by facsimile at (858) 456-6480 not earlier than the close of business on March 11, 2016 and not later than the close of business on April 10, 2016. In addition, your notice must set forth the information required by our Bylaws with respect to each shareholder proposal or director nomination that you intend to present at the 2016 Annual Meeting of Shareholders.

In order for shareholder proposals that are submitted outside of SEC Rule 14a-8 and are intended to be considered by the shareholders at the 2016 Annual Meeting of Shareholders to be considered “timely” for purposes of SEC Rule 14a-4(c) under the Exchange Act, the proposal must be received by mail at 7979 Ivanhoe Avenue, Suite 300, La Jolla, California 92037, Attention: Corporate Secretary, or by facsimile at (858) 456-6480 no later than April 10, 2016. If a shareholder fails to provide such timely notice of a proposal to be presented at the 2016 Annual Meeting of Shareholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal. In this regard, the proxy solicited by us for the 2016 Annual Meeting of Shareholders will confer discretionary authority on our proxies to vote on any proposal presented by a shareholder at that meeting for which PICO has not been provided with notice on or prior to April 10, 2016.

If the date of our 2016 Annual Meeting is a date that is not within 30 days before or 60 days after July 9, 2016, the anniversary date of our 2015 Annual Meeting, notice by the shareholder of a proposal must be received no earlier than the close of business on the 120th day before the 2016 Annual Meeting and not later than the close of business of (i) the 90th day prior to the 2016 Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of the 2016 Annual Meeting is first made by us.

FORWARD-LOOKING STATEMENTS

This Revocation Solicitation Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to, those described in “Risk Factors” and elsewhere in PICO’s Annual Report on Form 10-K and other filings with the SEC. Although PICO believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. PICO undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in PICO’s expectations, except as otherwise required by the federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

PICO is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. You also may obtain free copies of the documents PICO files with the SEC by going our website at http://investors.picoholdings.com. The information provided on our website is not part of this Revocation Solicitation Statement, and therefore is not incorporated by reference.

If you have any questions or need any assistance in revoking a Written Request you may have given to Leder, please contact our agent:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

Annex A

The following table sets forth information, as of February 12, 2016, with respect to the beneficial ownership of our common stock by (i) each person whom we know to be the beneficial owner of more than 5% of our common stock based upon Schedule 13G and Schedule 13D reports filed with the Securities and Exchange Commission, (ii) each of our directors, (iii) each “named executive officer”, and (iv) all of our current executive officers and directors as a group.

Unless otherwise indicated, the business address for each person is 7979 Ivanhoe Avenue, Suite 300, La Jolla, CA 92037. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Except as otherwise noted, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned, subject to applicable community property laws. As of February 12, 2016, 23,037,587 shares of our common stock were outstanding.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percentage Ownership
Named Executive Officers and Directors
John R. Hart(1) (14) (15)	295,393	1.3%
Maxim C. W. Webb (2) (14) (15)	76,676	*
John T. Perri (3) (14) (15)	28,073	*
Raymond V. Marino II		*
Carlos C. Campbell (4) (6)	4,407	*
Howard Brod Brownstein		*
Michael J. Machado (6)	4,407	*
Kenneth J. Slepicka (6)	9,493	*
Eric Speron (5)	842,264	3.7%
Current Executive Officers and Directors as a Group (9 persons)	1,260,713	5.5%

5% Shareholders
RHJ International SA (7) Avenue Louise 326 1050 Brussels, Belgium	2,663,180	11.6%
River Road Asset Management, LLC(8) 462 S. 4th St., Ste 1600 Louisville, KY 40202	1,908,618	8.3%
Bank of Montreal(9) 1 First Canadian Place Toronto, Ontario, Canada M5X 1A1	1,769,777	7.7%
Royce & Associates, LLC (10) 745 Fifth Avenue, New York, NY 10151	1,542,389	6.7%
BlackRock, Inc. (11) 55 East 52nd Street, New York, NY 10055	1,408,573	6.1%
Central Square Management, LLC (12) 1813 N. Mill Street, Suite F, Naperville, IL 60563	1,287,661	5.6%
The Vanguard Group (13) 100 Vanguard Blvd. Malvern, PA 19355	1,184,593	5.1%
* Represents less than 1% of the issued and outstanding shares of common stock as of the date of this table.

(1)
Represents 36,256 shares held in our 401(k) plan and 259,137 shares held directly. The number of shares shown above does not include 53,996 shares held in a deferred compensation trust account. U.S. Bank, N.A., as trustee of the grantor trust, has sole voting power over such shares. This number also does not include 53,572 shares of RSU that will not vest within 60 days.

(2)
Represents 1,290 shares held in our 401(k) plan and 75,386 shares held directly. The number of shares shown above does not include 1,375 shares held in a deferred compensation trust account. U.S. Bank, N.A., as trustee of the grantor trust, has sole voting power over such shares. This number also does not include 17,857 shares of RSU that will not vest within 60 days.

(3)	Represents 263 shares held in our 401(k) plan and 27,810 shares held directly. This number does not include 13,571 shares of RSU that will not vest within 60 days.
(4)
Represents 4,407 shares held directly. The number of shares shown above does not include 2,644 shares held in a deferred compensation trust account. U.S. Bank, N.A., as trustee of the grantor trust, has sole voting power over such shares.

(5)
Represents 20,900 shares held in a personal IRA account, 39,100 shares held directly and 190 shares held by Mr. Speron's spouse in a personal IRA. This number also includes 782,074 shares held on behalf of clients of First Foundation Advisors.

(6)	The number of shares does not include 3,050 shares of RSU that will vest on June 3, 2016 (not within 60 days).
(7)
Beneficial ownership of shares as reported on Schedule 13G/A filed with the SEC on February 11, 2016. Kleinwort Benson Investors Dublin Limited (“Kleinwort Investors”) beneficially owned 2,663,180 shares, with shared voting and dispositive power over such shares. Kleinwort Investors is a wholly owned subsidiary of Kleinwort Benson Group Limited (“Kleinwort Group”), which is a wholly owned subsidiary of RHJ International SA (“RHJ”). As such, RHJ and Kleinwort Group may be deemed to beneficially own all shares beneficially owned by Kleinwort Investors.

(8)
Beneficial ownership of shares as reported on Schedule 13G/A filed with the SEC on February 12, 2016. River Road Asset Management, LLC beneficially owned 1,908,618 shares, with sole voting power over 1,566,081 shares and sole dispositive power over 1,908,618 shares.

(9)
Beneficial ownership of shares as reported on Schedule 13G/A filed with the SEC on February 13, 2015. BMO Asset Management Corp. beneficially owned 1,677,921 shares, with sole voting power over 1,484,493 shares, shared voting power over 1,109 shares, and sole dispositive power over 1,677,921 shares. BMO Harris Bank N.A. beneficially owned 91,856 shares, with sole voting power over 75,222 shares, shared voting power over 300 shares, and shared dispositive power over 91,856 shares. Bank of Montreal is the ultimate parent company of BMO Asset Management, Corp., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and BMO Harris Bank N.A., a bank as defined in section 3(a)6 of the Securities Exchange Act of 1934, as amended. As parent company, Bank of Montreal is deemed to beneficially own 1,769,777 shares held by its subsidiaries, with sole voting power over 1,559,715 shares, shared voting power over 1,409 shares, sole dispositive power over 1,677,921 shares, and shared dispositive power over 91,856 shares.

(10)	Beneficial ownership of shares as reported on Schedule 13G/A filed with the SEC on January 20, 2016.
(11)
Beneficial ownership of shares as reported on Schedule 13G/A filed with the SEC on January 27, 2016. BlackRock, Inc. beneficially owned 1,408,573 shares, with sole voting power over 1,342,445 shares, and sole dispositive power over 1,408,573 shares, which shares are reported by BlackRock, Inc. as a parent holding company of its subsidiaries.

(12)
Beneficial ownership of shares as reported on Schedule 13D/A filed with the SEC on February 12, 2016. Central Square Capital LP (“Central Square Capital”) beneficially owned 852,805 shares, with shared voting and dispositive power over 852,805 shares. Central Square Capital Master LP (“Central Square Master”) beneficially owned 434,856 shares, with shared voting and dispositive power over 434,856 shares. Central Square GP LLC (“Central Square GP”) as the general partner of Central Square Capital, may be deemed the beneficial owner of the 852,805 shares owned by Central Square Capital. Central Square GP II LLC (“Central Square GP II”), as the general partner of Central Square Master, may be deemed the beneficial owner of the 434,856 shares owned by Central Square Master. Central Square Management LLC (“Central Square Management”), as the investment manager of each of Central Square Capital and Central Square Master, may be deemed the beneficial owner of the (i) 852,805 shares owned by Central Square Capital and (ii) 434,856 shares owned by Central Square Master. Mr. Cardwell, as the managing member of each of Central Square GP, Central Square GP II and Central Square Management, may be deemed the beneficial owner of the (i) 852,805 shares owned by Central Square Capital and (ii) 434,856 shares owned by Central Square Master.

(13)
Beneficial ownership of shares as reported on Schedule 13G/A filed with the SEC on February 11, 2016. The Vanguard Group, Inc. beneficially owned 1,184,593 shares, with sole voting power over 28,759 shares, sole dispositive power over 1,157.134 shares, and shared dispositive power over 27,459 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 27,459 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 1,300 shares as a result of its serving as investment manager of Australian investment offerings.

(14)
Shares shown as beneficially owned by the NEO do not include shares issuable upon exercise of SAR, which are exercisable or may be exercised within 60 days of January 27, 2016, because none of the outstanding SAR were in-the-money as of January 27, 2016. As of January 27, 2016, the total number of SAR held by NEOs were 466,470 and held as follows: (a) 419,178 SAR for Mr. Hart, (b) 17,292 SAR for Mr. Webb, and (c) 30,000 SAR for Mr. Perri. The actual number of shares to be issued to a NEO who exercises a SAR will be based on the net exercise value (that is, the market price per share of our stock on the date of exercise, minus the exercise price) times the number of SAR exercised, minus applicable taxes withheld in the form of shares.

(15)
Shares shown as beneficially owned by the NEO do not include shares issuable upon exercise of Performance-Based Options, which may be exercisable within 60 days of January 27, 2016, because none of the vested Performance-Based Options had met the stock price contingency as of January 27, 2016. As of January 27, 2016, the total number of Performance-Based Options held by NEOs was 453,333, of which 163,703 had vested. The Performance-Based Options were held as follows: (a) 285,714 total Performance-Based Options (103,174 vested) for Mr. Hart, (b) 95,238 total Performance-Based Options (34,391 vested) for Mr. Webb, and (c) 72,381 total Performance-Based Options (26,138 vested) for Mr. Perri.

REVISED PRELIMINARY REVOCATION CARD
SUBJECT TO COMPLETION DATED FEBRUARY 16, 2016

FORM OF BLUE REVOCATION CARD

REVOCATION OF WRITTEN REQUEST

THIS REVOCATION OF WRITTEN REQUEST IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PICO HOLDINGS, INC. IN OPPOSITION TO THE SOLICITATION BY SEAN M. LEDER, LEDER HOLDINGS, LLC AND THEIR AFFILIATES TO CALL A SPECIAL MEETING OF SHAREHOLDERS OF PICO HOLDINGS, INC.

The undersigned shareholder, acting with regard to all shares of common stock, $0.001 par value per share, of PICO Holdings, Inc., a California corporation, entitled to vote and held by the undersigned, hereby REVOKES any previously executed written request card (“Written Requests”) delivered to Sean M. Leder, Leder Holdings, LLC and their affiliates (collectively, “Leder”) requesting the call of a special meeting of shareholders described in the Definitive Leder Consent Solicitation Statement, dated February [●], 2016 (the “Leder Solicitation”) and hereby confirms that the undersigned has the power to deliver a Revocation of Written Request for the number of shares represented hereby.

YOU MAY REVOKE ANY PREVIOUSLY EXECUTED WRITTEN REQUEST REGARDING THE LEDER SOLICITATION FOR THE CALL OF A SPECIAL MEETING BY SIGNING, DATING AND RETURNING THIS BLUE REVOCATION CARD TO THE COMPANY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

PLEASE SIGN AND DATE THIS REVOCATION

Dated

Signature

Signature (if held jointly)

Title(s)

PLEASE SIGN THIS BLUE REVOCATION CARD EXACTLY AS YOUR NAME APPEARS HEREON. IF SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE YOUR TITLE AS SUCH. IF A CORPORATION, THIS SIGNATURE SHOULD BE THAT OF AN AUTHORIZED OFFICER WHO SHOULD STATE HIS OR HER TITLE. IF A PARTNERSHIP, SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON. SIGNED REVOCATION CARDS WILL BE DEEMED TO REVOKE ALL PREVIOUSLY GIVEN WRITTEN REQUESTS FOR THE NUMBER OF SHARES REPRESENTED BY THE ABOVE SIGNED.